Exhibit 99.1

PHP Ventures Acquisition Corp. Announces Pricing of $50,000,000

Initial Public Offering and Nasdaq Listing

MIAMI BEACH, FL /    /August 11, 2021 / PHP Ventures Acquisition Corp. (the “Company”) announced today that it priced its initial public offering of 5,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and will begin trading tomorrow, August 12, 2021, under the ticker symbol “PPHPU”. Each unit consists of one share of the Company’s Class A common stock; one half of one redeemable warrant; and one right to acquire one-tenth of one share of Class A common stock. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, shares of the Class A common stock, rights, and warrants are expected to be listed on Nasdaq under the symbols “PPHP,” “PPHPR” and “PPHPW” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue a business combination target in any business or industry, the Company intends to focus on consumer-facing companies with a significant Africa presence or a compelling Africa potential, which complements the expertise of the Company’s management team. The Company will seek enterprises at the forefront of evolving preferences, tastes, experiences, and values that have the potential to offer a differentiated proposition that creates more meaning and connectivity to the modern consumer. The Company is led by Marcus Choo Yeow Ngoh, the Company’s Chairman of the Board and Chief Executive Officer, and Garry Richard Stein, the Company’s Chief Financial Officer.

EF Hutton, division of Benchmark Investments LLC, served as the sole book-running manager on the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 750,000 units at the initial public offering price to cover over-allotments, if any.

ARC Group Limited served as financial advisor to the Company.

Nelson Mullins Riley & Scarborough LLP served as legal counsel to the Company. Hogan Lovells US LLP served as counsel to EF Hutton.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, division of Benchmark Investments LLC, 590 Madison Ave, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on August 11, 2021. A final prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Marcus Choo Yeow Ngoh

PHP Ventures Acquisition Corp.

Phone: 1-916-378-4488